Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

GDEV Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Ordinary shares issuable upon exercise of public warrants	12,499,993(2)	—(3)	Form F-4	333-257103	July 30, 2021
Equity	Ordinary shares issuable upon exercise of public warrants	12,499,993(2)	—(3)	Form F-1	333-273536	August 8, 2023
Equity	Ordinary shares	39,352,791(4)	$369,916,235.00	Form F-1	333-259707	September 27, 2021
Other	Warrants	7,750,000(5)	—(6)	Form F-1	333-259707	September 27, 2021
Equity	Ordinary shares issuable upon exercise of warrants	7,750,000(7)	$89,125,000	Form F-1	333-259707	September 27, 2021
Equity	Ordinary shares	175,413,828(8)	$999,875,920.00	Form F-1	333-273539	August 8, 2023

(1)            Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), GDEV Inc. (the “Company”) is also registering an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)            The 12,499,993 ordinary shares issuable on exercise of warrants were previously registered by the Company on an earlier registration statement on Form F-4 (File No. 333-257103), first filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2021, as subsequently amended (the “F-4 Registration Statement”), which was declared effective by the SEC on June 30, 2021. Such ordinary shares issuable upon exercise of warrants and regis(tered on the F-4 Registration Statement were carried forward to the Company’s registration statement on Form F-1 (File No. 333-273536), first filed with the SEC on July 31, 2023, as subsequently amended (the “Warrants Exercise F-1 Registration Statement”), which was declared effective by the SEC on August 8, 2023. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Warrants Exercise F-1 Registration Statement (in turn constituting a post-effective amendment to the F-4 Registration Statement), which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such 12,499,993 ordinary shares issuable upon exercise of warrants because those shares were previously registered on the F-4 Registration Statement and carried forward to the Warrants Exercise F-1 Registration Statement.

(3)            Pursuant to Rule 457(g) under the Securities Act, no separate registration fee was required to be paid in respect of the ordinary shares issuable upon exercise of public warrants that were registered under the Company’s F-4 Registration Statement and carried forward to the Warrants Exercise F-1 Registration Statement.

(4)            The 39,352,791 ordinary shares were previously registered by the Company on a registration statement on Form F-1 (File No. 333- 259707), first filed with the SEC on September 22, 2021, as subsequently amended (the “PIPE F-1 Registration Statement”) and declared effective by the SEC on September 27, 2021. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the PIPE F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such 39,352,791 ordinary shares because those shares were previously registered on the PIPE F-1 Registration Statement.

(5)            The 7,750,000 warrants were previously registered by the Company on the PIPE F-1 Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the PIPE F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such 7,750,000 warrants because those shares were previously registered on the PIPE F-1 Registration Statement.

(6)            Pursuant to Rule 457(g) under the Securities Act, no separate registration fee was required to be paid in respect of the warrants that were registered under the Company’s PIPE F-1 Registration Statement.

(7)            The 7,750,000 ordinary shares issuable upon exercise of warrants were previously registered by the Company on the PIPE F-1 Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the PIPE F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such 7,750,000 ordinary shares issuable upon exercise of warrants because those shares were previously registered on the PIPE F-1 Registration Statement.

(8)            The 175,413,828 ordinary shares were previously registered by the Company on a registration statement on Form F-1 (File No. 333- 273539), first filed with the SEC on July 31, 2023, as subsequently amended (the “Founders F-1 Registration Statement”) and declared effective by the SEC on August 8, 2023. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Founders F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such 175,413,828 ordinary shares because those shares were previously registered on the Founders F-1 Registration Statement.